Exhibit 32


  Certification of the Chief Executive Officer and Principal Accounting Officer
               of Navidec, Inc. Pursuant to 18 U.S.C. Section 1350

I certify that, to the best of our knowledge and belief, the Quarterly report on form 10Q of Navidec, Inc. for the period ended September 30, 2003:

1) complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange act of 1934; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Navidec, Inc.

By /S/ John McKowen
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       John McKowen
CEO and Principal Accounting Officer

Date: December 11, 2003